Exhibit 10.4

AMENDMENT NO. 10

TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 10 (this “Amendment”), dated as of July 31, 2009, is among Truck Retail Accounts Corporation, a Delaware corporation (“Seller”), Navistar Financial Corporation, a Delaware corporation (“Navistar”), as initial Servicer (Navistar, together with Seller, the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to the Agreement (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), JS Siloed Trust (the “Trust” and, together with the Financial Institutions, the “Purchasers”), and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as agent for the Purchasers (together with its successors and assigns, the “Agent”), and pertains to that certain Receivables Purchase Agreement dated as of April 8, 2004 by and among the parties hereto, as heretofore amended (the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENT

The Seller Parties have requested that the Agent and the Purchasers agree to certain amendments to the Agreement; and

The Agent and the Purchasers are willing to agree to the requested amendments on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

(a) The following new definition is hereby inserted into Exhibit I to the Agreement in its appropriate alphabetical order:

“Base LIBOR” means the rate per annum equal to (a) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Base LIBOR for the relevant Tranche Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available to the Agent, the applicable Base LIBOR for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which JPMorgan Chase Bank, N.A. offers to place deposits

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in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the Base LIBOR and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period. The Base LIBOR shall be rounded, if necessary, to the next higher  1/16 of 1%.

(b) The following definitions in Exhibit I to the Agreement are hereby amended and restated in their entirety to read, respectively, as follows:

“Alternate Base Rate” means a rate per annum equal to the sum of (a) the highest of (i) the Prime Rate, (ii) the sum of the Federal Funds Effective Rate plus 0.50%, and (iii) the sum of Base LIBOR plus 1.00%, plus (b) 4.00%.

“Fee Letter” means that certain second amended and restated fee letter dated as of July 31, 2009 among Seller, Transferor, the Trust and the Agent, as it may be further amended, restated or otherwise modified and in effect from time to time.

“LIBO Rate” means, for any Tranche Period, the rate per annum equal to the sum of (a) the Base LIBOR, plus (b) 5.00%.

“Liquidity Termination Date” means November 9, 2009.

“Transfer Agreement” means that certain Amended and Restated Master Intercompany Agreement, dated as of April 1, 2007, by and between Parent and Transferor, as may be amended supplemented, restated or otherwise modified.

(c) The following new Sections 9.1(m) and (n) are hereby added to the Agreement:

(m) On or before August 31, 2009, the Transferor shall have failed to establish a separate lock-box and account to which High Yield Receivables are paid and to have notified all obligors on then existing High Yield Receivables to make payments to such new lock-box or account.

(n) Without the consent of the Agent, Parent and Transferor shall amend the Transfer Agreement in any manner that is adverse to the interests of the Purchasers in any material respect.

(d) By their signatures below, the Agent and the Purchasers hereby consent to the amendment to the Transfer Agreement attached as Annex A hereto.

Section 2. Representations and Warranties. In order to induce the parties to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment, each of such Seller Party’s representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of the following:

(a) counterparts of this Amendment, duly executed by each of the parties hereto;

(b) counterparts of Amendment No. 2 to the Receivables Sale Agreement, duly executed by the Transferor and Seller and acknowledged by the Agent, together with payment of the outstanding legal invoices referenced therein;

(c) counterparts of the Fee Letter, duly executed by the Transferor, Seller and the Agent, together with payment of the “Extension Fee” under and as defined therein; and

(d) counterparts of Amendment No. 7 to Asset Purchase Agreement, duly executed by the Trust and JPMorgan Chase Bank, N.A., individually and as Funding Agent thereunder.

Section 4. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(b) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TRUCK RETAIL ACCOUNTS CORPORATION

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Mary Ellen Kummer
Name:	Mary Ellen Kummer
Title:	Assistant Treasurer

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JS SILOED TRUST

By:	JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE TRUSTEE

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., INDIVIDUALLY AS A FINANCIAL INSTITUTION AND AS AGENT

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

ANNEX A

[Please provide a copy of the amendment to the Master Intercompany Agreement]

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TREASURERS’ AGREEMENT NUMBER 2

This Treasurers’ Agreement Number 2 is an amendment (the “Amendment”) to the Amended and Restated Master Intercompany Agreement dated April 1, 2007, as amended from time to time, by and between Navistar Financial Corporation (“NFC”) and Navistar, Inc. (formerly known as International Truck and Engine Corporation, “Navistar”) (the “Agreement”) and is made effective as of July 31, 2009 by and between NFC and Navistar. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, NFC and Navistar are parties to the Agreement;

WHEREAS, NFC and Navistar desire to amend the Agreement to reflect Navistar’s name change from International Truck and Engine Corporation to Navistar, Inc.;

WHEREAS, the risks for certain Retail Accounts related to export customers (individually and collectively, the “Export Retail Accounts”) have increased with no measurable increase in NFC spreads (with Navistar’s export department managing the granting of credit, the relationship and the collection for such Export Retail Accounts);

WHEREAS, certain Retail Accounts no longer meet the credit quality to be funded by NFC’s TRAC facility and NFC requires a higher return and loss sharing support for such accounts;

WHEREAS, NFC and Navistar desire to amend the Agreement as set forth in this Amendment so that Navistar provides support to NFC with respect to certain Export Retail Accounts in the event that such Export Retail Account customers (a) become bankrupt or insolvent or a petition in bankruptcy, or similar proceeding, is filed by or against such Export Retail Account customers and/or (b) NFC and Navistar jointly deem the receivables due from such Export Retail Account customers to be uncollectible; and

WHEREAS, NFC and Navistar desire to further amend the Agreement as set forth in this Amendment with respect to certain TRAC Ineligible Retail Accounts (as defined below) and set forth the conditions under which NFC will purchase such TRAC Ineligible Retail Accounts.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, NFC and Navistar hereby agree as follows:

A.	Amendments.

1.	Preamble and Agreement.

The Preamble of the Agreement is hereby amended to delete the phrase “International Truck and Engine Corporation and its related manufacturing subsidiaries and affiliates (together with its permitted successors and assigns, collectively, “ITEC”)” and to insert in its place the phrase “Navistar, Inc. and its related manufacturing subsidiaries and affiliates (together with its permitted successors and assigns, collectively, “Navistar”).” All other references to “ITEC” in the Agreement are hereby amended to be replaced with “Navistar”.

2.	Fees for Retail Accounts.

In addition to all other fees included in, due under or collected under the Agreement for Retail Accounts, Navistar shall pay all losses incurred by NFC in connection with any Export Retail Account which becomes bankrupt or insolvent or a petition in bankruptcy, or similar proceeding, is filed by or against such respective export customer and/or both NFC and Navistar jointly deem the receivables due from such Export Retail Account customers to be uncollectible.

3.	Sale and Purchase of Retail Accounts.

(a)	Article III Paragraph A.1. of the Agreement is hereby amended to insert the following at the end of such section:

In the event that NFC agrees, in its sole discretion, to purchase certain TRAC Ineligible Retail Accounts (as defined below), Navistar agrees to sell, transfer and set-over to NFC all of its right, title and interest to such TRAC Ineligible Retail Accounts in each case together with all of Navistar’s right, title and interest in and to any and all security agreements and guaranties for payment of such TRAC Ineligible Retail Accounts and all of the proceeds of the foregoing.

For the purposes of this Paragraph, the term “TRAC Ineligible Retail Accounts” shall mean: (a) High Yield Receivables, and (b) Potentially Refinanced Receivables (both of which are defined in the Receivables Purchase Agreement dated as of April 8, 2004 by and among Truck Retail Accounts Corporation, NFC, Jupiter Securitization Corporation, and Bank One, NA, as amended from time to time).

(b)	Article III Paragraph A.4. of the Agreement is hereby amended to insert the following at the end of such section:

Notwithstanding the foregoing, Navistar and NFC agree that the TRAC Ineligible Retail Accounts, if purchased by NFC, shall be sold to NFC with full recourse from Navistar and NFC shall have the right to charge premium finance rates as determined by NFC from time to time on such TRAC Ineligible Retail Accounts. A schedule of the initial premium finance rates is attached hereto as Exhibit A.

B.	Miscellaneous. Any terms or provisions of the Agreement not expressly amended or modified in this Amendment shall remain in full force and effect and shall not be affected by this Amendment. All references to the Agreement shall be deemed to refer to the Agreement as modified by this Amendment. This Amendment shall be governed and controlled by the internal laws of the State of Illinois.

(Signature Page Follows)

IN WITNESS WHEREOF, NFC and Navistar have executed this Treasurers’ Agreement Number 2 as of the date first set above.

NAVISTAR FINANCIAL CORPORATION

By:
Printed Name:
Title:

NAVISTAR, INC.
(formerly known as
International Truck and Engine Corporation)

By:
Printed Name:
Title:

EXHIBIT A

SCHEDULE OF INITIAL PREMIUM FINANCE RATES FOR TRAC INELIGIBLE RETAIL ACCOUNTS

Potentially Refinanced Receivables:	The greater of 9% or Prime plus 2%

High Yield Retail Accounts:	The greater of 11% or Prime plus 4%